SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2008

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Public Square, Suite 2800 Cleveland, OH		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 274-1340

N/A

(Former name or former address, if changed since last report)

Item 7.01.  Regulation FD Disclosure.

U-Store-It Trust (the “Company”) has posted on its website and intends to make available to investors and to discuss with investors the content of certain slides presenting information about the Company’s current capital structure, debt maturities and liquidity, which slides are furnished as Exhibit 99.1 to this Current Report.  The Company believes that certain statements in the information attached may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

The information furnished under this “Item 7.01 Regulation FD Disclosure,” including the Exhibit 99.1 related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed as part of this report:

Exhibit No.	Description

99.1	U-Store-It Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: October 24, 2008	By:	/s/ Christopher P. Marr
	Name:	Christopher P. Marr
	Title:	Chief Financial Officer

Exhibit No.	Description

99.1	U-Store-It Investor Presentation